UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLANTATION CORP.

(Exact name of registrant as specified in its charter)

Wyoming	82-1370054
(State of incorporation or organization)	(I.R.S. Employer Identification number)

4430 Haskell Avenue
Encino, CA	91436
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Name of each exchange on which each class is to be registered: NA

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the

Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the

Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-224534

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 par value

Item 1. Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the registrant’s Common Stock, $0.01 par value, in the prospectus included in the registrant’s Registration Statement on

Form S-1 as amended (initially filed on April 30, 2018, amended July 3, 2018, August 7, 2018,

August 27, 2018, and with an effective notice filed on September 14, 2018), filed with the

Securities and Exchange Commission (the “Commission”) under File No. 333-224534 (the

“Registration Statement”), is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

3.1	Articles of Incorporation of registrant filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended , declared effective on September 14, 2018, and incorporated herein by reference.

3.2	Certificate of Amendment of Articles of Incorporation filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, declared effective on September 14, 2018, and incorporated herein by reference.

3.3        Sample Stock Certificate of registrant filed as Exhibit 3.3 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Encino, California, on the 22nd day of October, 2019.

Plantation Corp.

By: /s/ Robert McGuire

Name: Title:	Robert McGuire, Sr. Chief Executive Officer & Director